CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 71 to Registration Statement No. 2-75677 on Form N-1A of our report dated February 26, 2010, relating to the financial statements and financial highlights of Westcore Trust (the “Trust”), including Westcore Growth Fund, Westcore MIDCO Growth Fund, Westcore Select Fund, Westcore Blue Chip Fund, Westcore Mid-Cap Value Fund, Westcore Micro-Cap Opportunity Fund, Westcore Small-Cap Opportunity Fund, Westcore Small-Cap Value Fund, Westcore International Frontier Fund, Westcore Flexible Income Fund, Westcore Plus Bond Fund and Westcore Colorado Tax-Exempt Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 28, 2010